UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 30, 2008

ULTRALIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

0-20852	16-1387013
(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Technology Parkway, Newark, New York 14513
(Address of principal executive offices) (Zip Code)

(315) 332-7100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Ultralife Corporation (the “Company”) reported operating income of $5.3 million on revenue of $68.0 million for its third quarter of 2008.  In comparison, the Company reported operating income of $0.2 million on revenue of $33.3 million in the third quarter of 2007. The Company’s press release is attached as Exhibit 99.1 to this Form 8-K.

The information set forth in this Form 8-K and the attached exhibit is being furnished to and not filed with the Securities and Exchange Commission and shall not be deemed to be incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.

Item 8.01. Other Events.

In the same press release noted at Item 2.02 above, the Company announced that its Board of Directors has authorized a share repurchase program of up to $10 million to be implemented over the course of a six-month period.  The repurchases may be made in the open market or through privately negotiated transactions and will be made in compliance with Securities and Exchange Commission guidelines.

Item 9.01. Financial Statements, Pro Forma Financials and Exhibits.

(a)  Exhibits.

        99.1      Press Release dated October 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRALIFE CORPORATION
Dated:	October 30, 2008	By:	/s/ Robert W. Fishback
Vice President of Finance and CFO

INDEX TO EXHIBITS

(99)  Additional Exhibits

         99.1  Press Release dated October 30, 2008.